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                                                                    EXHIBIT 11.1
                     GENESEE & WYOMING INC. AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                    (in thousands, except per share amounts)
                                   (Unaudited)
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

                                                                          Three Months         Six  Months
                                                                          Ended June 30       Ended June 30
                                                                         1995       1996      1995     1996
                                                                         ----       ----      ----     ----
BASIC EARNINGS PER SHARE CALCULATION:

Net Income                                                             ($   90)   $ 1,559   $   412   $ 2,523

Weighted average number of shares of common stock outstanding:           2,348      2,444     2,348     2,396
                                                                       ======================================

Earnings per share - basic                                             ($ 0.04)   $  0.64   $  0.18   $  1.05
                                                                       ======================================


FULLY DILUTED EARNINGS PER SHARE CALCULATION:
Net Income                                                             ($   90)   $ 1,559   $   412   $ 2,523

Weighted average number of common stock and common stock equivalents outstanding:

  Weighted average number of shares outstanding                          2,348      2,444     2,348     2,396

  Common stock equivalents applicable to warrants                           42         42        42        42

  Common stock equivalents issuable under stock option plans              --            2      --           1
                                                                       --------------------------------------
  Common stock assuming full dilution                                    2,390      2,488     2,390     2,439
                                                                       ======================================

Earnings per share - fully diluted (1)                                 ($ 0.04)   $  0.63   $  0.17   $  1.03
                                                                       ======================================
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(1)  This calculation is submitted in accordance with the regulations of the
     Securities and Exchange Commission although not required by APB Opinion No.
     15 becasue it results in dilution of less than 3%.